Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Ancestry.com Inc. 2009 Stock Incentive Plan of our reports dated March 8, 2011, with respect to the consolidated financial statements of Ancestry.com Inc., and the effectiveness of internal control over financial reporting of Ancestry.com Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Salt Lake City, Utah
March 8, 2011